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                                                                    Exhibit 23.2

                       [LETTERHEAD OF SMITH & WILLIAMSON]

May 16, 2002


Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report dated May 16, 2002, for Bacon & Woodrow included in Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-84198) of Hewitt Associates Inc. and to all references to our Firm included in Amendment No. 1.




Yours faithfully



/s/  Smith & Williamson
------------------------
     Smith & Williamson


London, England